SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 15, 2005

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 15, 2005, Dynegy Inc. (“Dynegy”) announced that it has reached a comprehensive settlement agreement related to the shareholder litigation brought by the Regents of the University of California as a class action in the U.S. District Court in Houston. In its lawsuit, the Regents alleged violation of securities laws primarily related to “Project Alpha,” a structured natural gas transaction entered into by Dynegy in 2001. The class action included claims for damages on behalf of a class of purchasers of Dynegy Class A common stock during the class period of June 2001 to July 2002. Dynegy also announced settlement of related derivative litigation originally brought by two plaintiffs in Texas District Court asserting claims similar to those in the class action litigation.

Copies of the press release and letter to the financial community announcing the matters described above are being furnished pursuant to Regulation FD as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The information in the press release and letter to the financial community shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release and letter to the financial community shall not be deemed to be incorporated by reference into Dynegy’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. In addition, the press release and the letter to the financial community contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable.

(c) Exhibits:

Exhibit No.	Document
99.1	Press Release dated April 15, 2005.

99.2	Letter to Financial Community dated April 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: April 15, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release dated April 15, 2005.

99.2	Letter to Financial Community dated April 15, 2005.